Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-346-2430
(rsonenshein@stagestores.com)

Stage Stores Reports 29% Improvement in First Quarter Results

HOUSTON, TX, May 19, 2015 -- Stage Stores, Inc. (NYSE: SSI) today reported financial results for the first quarter ended May 2, 2015.

First Quarter Highlights

•	Loss per share improved 29% to $0.27 this year from $0.38 last year.

•	180 bps improvement in merchandise margin.

•	Comparable sales decreased 1.1%, due in part to a Mother’s Day marketing shift.

•	Direct-to-consumer sales increased 31%.

“Despite difficult market conditions and a marketing calendar shift, we are pleased with the 29% earnings improvement over last year,” said Michael Glazer, President and Chief Executive Officer. “We delivered expanded merchandise margins and grew our direct-to-consumer business by 31%, while controlling our expenses. We are thrilled with our record Mother’s Day sales, which moved our year-to-date comp sales into positive territory after 14 weeks. As we look ahead, we remain confident that we will deliver our expected sales and earnings growth in 2015.”

2015 Guidance
The Company reiterated prior guidance. Comparable sales are expected to be in a range of flat to up 2%. Earnings per diluted share are expected to be in a range of $1.20 to $1.28. Weighted average diluted shares for the year are expected to be 32.7 million.

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its first quarter results. Interested parties can participate in the Company’s conference call by dialing 844-368-2238. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of the Company’s website (www.stagestoresinc.com) under the “Webcasts” caption. A replay of the conference call will be available online until midnight on Friday, May 29, 2015.

About Stage Stores
Stage Stores, Inc. operates 853 specialty department stores in 40 states and direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business, offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	May 2, 2015		May 3, 2014
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$369,313	100.0%	$372,040	100.0%
Cost of sales and related buying, occupancy and distribution expenses	288,384	78.1%	294,099	79.1%
Gross profit	80,929	21.9%	77,941	20.9%
Selling, general and administrative expenses	94,171	25.5%	96,054	25.8%
Store opening costs	304	0.1%	808	0.2%
Interest expense	579	0.2%	724	0.2%
Loss from continuing operations before income tax	(14,125)	(3.8)%	(19,645)	(5.3)%
Income tax benefit	(5,488)	(1.5)%	(7,599)	(2.0)%
Loss from continuing operations	(8,637)	(2.3)%	(12,046)	(3.2)%
Loss from discontinued operations, net of tax benefit of $4,257	—	—%	(6,748)	(1.8)%
Net loss	$(8,637)	(2.3)%	$(18,794)	(5.1)%

Basic loss per share data:
Continuing operations	$(0.27)		$(0.38)
Discontinued operations	—		(0.22)
Basic loss per share	$(0.27)		$(0.60)
Basic weighted average shares outstanding	31,750		31,492

Diluted loss per share data:
Continuing operations	$(0.27)		$(0.38)
Discontinued operations	—		(0.22)
Diluted loss per share	$(0.27)		$(0.60)
Diluted weighted average shares outstanding	31,750		31,492

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	May 2, 2015	January 31, 2015
ASSETS
Cash and cash equivalents	$24,606	$17,165
Merchandise inventories, net	486,705	441,452
Prepaid expenses and other current assets	40,724	45,444
Total current assets	552,035	504,061

Property, equipment and leasehold improvements, net	292,174	285,450
Intangible asset	14,910	14,910
Other non-current assets, net	22,167	20,256
Total assets	$881,286	$824,677

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$154,903	$121,778
Accrued expenses and other current liabilities	70,840	83,004
Total current liabilities	225,743	204,782

Long-term debt obligations	93,392	45,673
Other long-term liabilities	98,666	98,292
Total liabilities	417,801	348,747

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 31,946 and 31,632 shares issued, respectively	319	316
Additional paid-in capital	396,060	395,395
Less treasury stock - at cost, 0 and 0 shares, respectively	(697)	(600)
Accumulated other comprehensive loss	(6,763)	(6,874)
Retained earnings	74,566	87,693
Total stockholders' equity	463,485	475,930
Total liabilities and stockholders' equity	$881,286	$824,677

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	May 2, 2015	May 3, 2014
Cash flows from operating activities:
Net loss	$(8,637)	$(18,794)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment of long-lived assets	16,916	15,218
Loss on retirements of property, equipment and leasehold improvements	148	677
Deferred income taxes	(149)	(420)
Tax benefit from stock-based compensation	692	280
Stock-based compensation expense	2,709	1,626
Amortization of debt issuance costs	55	75
Excess tax benefits from stock-based compensation	(910)	(815)
Deferred compensation obligation	97	38
Amortization of employee benefit related costs	179	100
Construction allowances from landlords	1,072	2,425
Changes in operating assets and liabilities:
Increase in merchandise inventories	(45,253)	(15,140)
Decrease (increase) in other assets	2,738	(8,548)
Increase in accounts payable and other liabilities	13,911	17,156
Net cash used in operating activities	(16,432)	(6,122)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(13,295)	(14,714)
Proceeds from disposal of assets	14	1,397
Net cash used in investing activities	(13,281)	(13,317)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	116,311	116,340
Payments of revolving credit facility borrowings	(71,665)	(86,020)
Payments of long-term debt obligations	(985)	(1,200)
Payments for stock related compensation	(3,470)	(1,955)
Proceeds from exercise of stock awards	543	5,010
Excess tax benefits from stock-based compensation	910	815
Cash dividends paid	(4,490)	(3,952)
Net cash provided by financing activities	37,154	29,038
Net increase in cash and cash equivalents	7,441	9,599

Cash and cash equivalents:
Beginning of period	17,165	14,762
End of period	$24,606	$24,361